Exhibit 10.2

AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN

Accuray Incorporated hereby approves the Accuray Incorporated Amended and Restated 2007 Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined herein).

1.    Purpose. The purposes of the Plan are as follows:

(a)    To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; an option granted under the Non-423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non-423 Component option may include features necessary to comply with applicable non-U.S. laws pursuant to rules, procedures, or sub-plans adopted by the Administrator. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component..

(b)    To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

2.    Definitions.

(a)    “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b)    “Board” shall mean the Board of Directors of the Company.

(c)    “Change in Control” means the occurrence of any of the following events:

(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(d)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)    “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(f)    “Common Stock” shall mean the common stock of the Company, no par value per share. “Common Stock” shall also include (i) the common stock of the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company and (ii) such other securities of the Company that may be substituted for Common Stock pursuant to Section 19 hereof.

(g)    “Company” shall mean Accuray Incorporated, a Delaware corporation, or any successor corporation (including, without limitation, the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company).

(h)    “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(i)    “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

(j)    “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or the Non-423 Component. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with Treasury Regulation Section 1.423-2(e)(2)(ii).

(k)    “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(l)    “Employer” shall mean the employer of the applicable Eligible Employee(s).

(m)    “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)    “Exercise Date” shall mean the last Trading Day of each Purchase Period; provided, however, if the last Trading Day falls on the day after the Thanksgiving holiday, then the Exercise Date will be the last Trading Day before the Thanksgiving holiday.

(p)    “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is traded on an exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as reported in The Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred;

(ii)    If the Common Stock is not traded on an exchange but is quoted on a quotation system, its Fair Market Value shall be the mean between the closing representative bid and asked prices for the Common Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(q)    “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(r)    “Offering Period” shall mean each period of approximately twelve (12) months commencing on any December 1 or June 1 and terminating on the last Trading Day on or before the next occurring November 30 or May 31, as applicable. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan, but in no event may an Offering Period have a duration in excess of twenty-seven (27) months. Notwithstanding the foregoing, if the last Trading Day of an Offering Period falls on the day after the Thanksgiving holiday, the Offering Period shall end on the last trading day before the Thanksgiving holiday.

(s)    “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t)    “Plan” shall mean this Amended and Restated Accuray Incorporated 2007 Employee Stock Purchase Plan.

(u)    “Purchase Period” shall mean (i) with respect to the first Purchase Period in an Offering Period, the approximately six (6)-month period commencing on the Enrollment Date of such Offering Period and ending with the last Trading Day on or before the next occurring May 31 or November 30, as applicable, and (ii) with respect to any other Purchase Period in an Offering Period, the approximately six (6)-month period commencing on the date immediately following the Exercise Date of the previous Purchase Period and ending with the last Trading Day on or before the next occurring May 31 or November 30, as applicable.

(v)    “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19 hereof and/or may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20; provided, further, that the Purchase Price shall not be less than the par value of a share of Common Stock.

(w)    “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(x)    “Trading Day” shall mean a day on which national stock exchanges are open for trading.

(y)    “Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.    Eligibility.

(a)    Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.

(b)    No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4.    Offering Periods. The Plan shall be implemented by consecutive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    Participation.

(a)    An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date.

(b)    Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.

(c)    Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(d)    During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence.

Alternatively, during a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may elect to continue participating in the Plan, but not make any payroll deductions or cash payments. Any payroll deductions made prior to the beginning of the leave in the current Offering Period that have not already been used to purchase shares will be used to purchase shares at the end of the Purchase Period. The participant may resume payroll deduction when the leave ends and they return to work in an amount equal to their payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence.

If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease to deduct the participant’s payroll under the Plan. The Company will pay to the participant his or her total payroll deductions for the Offering Period that have not already been used to purchase shares, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

(e)    A participant’s completion of a subscription agreement will enroll such participant in the Plan for each successive Purchase Period and each subsequent Offering Period on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

(f)    The subscription agreement(s) used in connection with the Plan shall be in a form prescribed by the Administrator, and the Administrator may, in its sole discretion, determine whether such agreement shall be submitted in written or electronic form.

6.    Payroll Deductions.

(a)    At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator, in its sole discretion, may permit all participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period.

(b)    All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)    A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).

(d)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(e)    At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by Treasury Regulation Section 1.423-2(f).

7.    Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Purchase Period more than 2,500 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19 hereof) (for the avoidance of doubt, in the event that the Offering Period and Purchase Period are approximately the same length, the participant shall only be entitled to purchase an aggregate of 2,500 shares during such period); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8.    Exercise of Option.

(a)    Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)    If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9.    Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.

10.    Withdrawal.

(a)    A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)    A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.    Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated. Unless otherwise provided by the Administrator, a participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Subsidiary will not be treated as terminated under the Plan; however, if a participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.

12.    Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan, except as may be required by applicable laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Treasury Regulation Section 1.423-2(f).

13.    Shares Subject to Plan.

(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 10,763,101 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(b)    With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14.    Administration.

(a)    The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated, provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 14(a) or otherwise provided in the charter of the Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b)    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options; to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith; to interpret, amend or revoke any such rules (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan); to delegate ministerial duties to any of the Company’s employees; to designate separate Offerings under the Plan; to designate Subsidiaries of the Company as participating in the 423 Component or Non-423 Component; to determine eligibility; and to adjudicate all disputed claims filed under the Plan. Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of contributions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c)    All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15.    Designation of Beneficiary.

(a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)    Such designation of a beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions except under Offerings or for participants in the Non-423 Component for which applicable laws require that contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, participants will have only the rights of an unsecured creditor with respect to such shares.

18.    Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change in Control.

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7 hereof), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and any Offering Periods then in progress shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the effective date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)    Merger or Change in Control. In the event of a merger of the Company with or into another corporation or a Change in Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date, and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the effective date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.    Amendment or Termination.

(a)    The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b)    Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)     In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)    altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(ii)    shortening any Offering Period or Purchase Period so that the Offering Period or Purchase Period ends on a new Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action; and

(iii)    allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:

(a)    The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and

(b)    The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)    The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(e)    The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.

23.    Term of Plan. Subject to approval by the Company’s stockholders, the Plan shall become effective as of its approval by the Board (the “Effective Date”). The Plan shall be deemed to be approved by the Company’s stockholders if it receives the requisite vote of the holders of the shares of stock of the Company in accordance with applicable law and the applicable provisions of the Company’s bylaws at its first annual meeting of the Company’s stockholders that occurs following the Effective Date. Subject to approval by the stockholders of the Company in accordance with this Section 23, the Plan shall be in effect until terminated under Section 20 hereof.

24.    Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations.

25.    Section 409A. The options to purchase shares of Common Stock under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, if at any time the Administrator determines that the options may be subject to Section 409A of the Code, the Administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding options as it may determine is necessary or desirable either to exempt the options from the application of Section 409A of the Code or to cause the options to comply with the requirements of Section 409A of the Code.

26.    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or participant) at any time, with or without cause.

27.    Notice of Disposition of Shares. Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the participant in such disposition or other transfer.

28.    Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.

29.    Automatic Transfer to Low Price Offering Period. To the extent permitted by applicable laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then all participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

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